DOM 0250G
(Upland Mining)
(Revised 2/94)
DNR 10-4024
                                STATE OF ALASKA
                        DEPARTMENT OF NATURAL RESOURCES
                               DIVISION OF MINING

                              Upland Mining Lease



                                                          LEASE N0. ADL 535408
                                                                       -------

  This lease ("this lease") is entered into between the State of Alaska ("the state"), whose address is c/o Department of Natural Resources, Division of Mining, Suite 880, 3601 C Street, P.O. Box 107016, Anchorage, Alaska 99510-7016, and Melba Creek Mining, Inc. (as to an undivided 51%) and Fairbanks Gold Mining,
    ----------------------------------------------------------------------------
Inc. (as to an undivided 49%)  ("the lessee", whether one or more), whose
- - -----------------------------
address is: 701 Bidwill, P O Box 73726, Fairbanks, Alaska  99707-3726.
            ----------------------------------------------------------

The state and the lessee agree as follows:

  1.  GRANT.

     (a) Subject to the provisions of this lease, the state grants to the lessee

       (1) the exclusive right to mine, extract, remove and dispose of all minerals subject to AS 38.05.185 - AS 38.05.275 (referred to in this lease as "locatable minerals"), lying within the boundaries of the following described tract of land:

     the lands within the state mining claims shown on the plat attached as Exhibit A hereto and listed by name and ADL number in Exhibit B hereto, which state mining claims are located within Sections 15-17 and 20-22, Township 2 North, Range 2 East, Fairbanks Meridian,

containing approximately 1139.5 acres, more or less ("the leased area");

      (2) the exclusive right to explore for locatable minerals within the leased area; and

      (3) subject to the lessee obtaining all necessary permits and subject to all other terms of this lease, the right to place, construct, erect, install, maintain, repair, use, replace, and remove excavations, openings, shafts, ditches, drains settling ponds, tailings ponds, stockpiles, waste dumps, roads, haulageways, buildings, structures, machinery, equipment, and buildings, dumps, drains, roads, utility lines and equipment, pipelines, dams, impoundments, reservoirs, pits and wells, and other improvements, structures, and facilities as may be reasonably necessary for the prospecting for, extraction of, or basic processing of locatable minerals on the leased area. Timber from the leased area, except timberland, may be used by the lessee for the mining or development of the leased area or adjacent state mining claims under common ownership.

    (b) Subject to compliance with the terms of this lease, the lessee may mine, extract, and remove locatable minerals by any method consistent with good mining practice, including underground and surface mining. However, the rights granted by this lease are subject to prior vested mineral rights, if any, such as federal mining claims. In addition, the rights granted by this lease shall be exercised in a manner that will not unreasonably interfere with the rights of the state of its permittees, lessees, or grantees, consistent with the principle of reasonable concurrent uses as set out in article VIII, section 8 of the Alaska Constitution.

    (c) The surface use rights granted by this lease may, in the lessee's discretion, be exercised in support of mining on other land when it is reasonably necessary to do so and is in conjunction with the mining of locatable minerals on the leased area.

    (d) For the purposes of this lease, the leased area contains the mining locations shown on the attached plat marked Exhibit A. The Director of the Division of Mining may require that the lessee survey the leased area's exterior boundary under 11 AAC 86.311 (unless the state waives that survey requirement). If the Director requires a survey, after the survey is completed the legal description shown in (a)(1) of this paragraph will be corrected as necessary to conform to the surveyed location of that boundary.

    (e) If this lease is issued without a prior determination that each mining claim or leasehold location included within the leased area has a discovery, the state reserves the right to require the lessee to show a discovery on each such claim or location and to remove from the leased area any claim or location that lacks a discovery.

    (f) If the state's ownership of the locatable minerals within the leased area is less than the entire and undivided interest, the grant under this lease is effective only as to the state's interest in the locatable minerals. The rentals provided for in this lease must be paid to the state only in the proportion that the state's interest bears to the entire undivided interest. In addition, royalties shall be due to the state on locatable minerals only to the extent the state has an interest in those minerals.

    (g) In the event that this lease is found to be void or voidable, for reasons other than a default of the lessee requiring termination, then the lessee's rights under the mining claims which predate this lease and which were valid at the time of the lessee's application for this lease shall be reinstated.

  2.  RESERVED RIGHTS.

    (a) The state, for itself and others, reserves all rights not expressly granted to the lessee by this lease. These reserved rights include but are not limited to:

      (1) the right to explore for, develop, lease, and remove from the leased area all minerals other than locatable minerals;

      (2) the right to establish or grant easements and rights-of-way upon, through, or in the leased area for any lawful purpose, including roads, railroads, well sites, pipelines, utility lines, drill holes, shafts, and tunnels necessary or convenient for the working of the leased area for natural resources other than locatable minerals or necessary or convenient for access to or the working of other land for any purpose;

      (3) the right to manage and to convey to third parties by grant, lease, permit, or otherwise, any and all interests in the leased area other than those granted by this lease, provided that any such conveyance to a third party is made subject to the provisions of this lease.

    (b) The rights reserved pursuant to paragraph 2(a) shall not be exercised in any manner that unreasonably interferes with the lessee's operations under this lease. The state shall provide the lessee with prior notice of the state's intent to exercise any rights reserved under paragraph 2(a) and the opportunity to comment on the proposed exercise of these rights. The parties shall work cooperatively to identify potential conflicts, and the state shall require as a condition to the state's or any other party's exercise of any reserved rights such stipulations as appear necessary to protect public safety or to prevent unreasonable interference with the rights of the lessee.

  3.  TERM.

    This lease is issued for an initial term of twenty (20) years from its effective date. At the end of the initial lease term, if the lease is in good standing and the lessee is in compliance with this lease, the lease may be renewed for an additional term not to exceed fifty-five (55) years.

  4.  ANNUAL LABOR.

    (a) Labor shall be performed or improvements made annually on or for the benefit or development of this lease. Where one or more adjacent mining claims, leasehold locations, or mining leases are held in common with this lease, the expenditure may be made on any one mining claim, leasehold location, or mining lease and credited to all claims, locations, or leases held in common which are subject to a common plan of development.

    (b) Labor shall be performed in accordance with AS 38.05.210. If more work is performed than is required by AS 38.05.210 to be performed in any one year, the excess value may be applied against labor required to be done during the subsequent year or years as provided in AS 38.05.210. Instead of performing annual labor, the lessee may make a cash payment to the state equal to the value of the labor required by AS 38.05.210.

    (c) During the year in which annual labor is required or within 90 days after the close of that year, the lessee or some other person having knowledge of the facts shall record with the recorder of the district(s) in which this lease is located a signed statement setting out the information, as required by the commissioner, concerning the annual labor performed during said year, any labor in excess of that required for said year, and any payment of cash instead of annual labor.

  5.  RENTAL.
    The annual rent due under this lease shall be determined according to AS
38.05.211. The rental payment shall be paid each year in advance and is subject to adjustment under AS 38.05.211(d). The rental payment is due on September 1 of each year and must be paid on or before November 30 of each year.

  6.  PRODUCTION ROYALTY.
    In exchange for and to preserve the right to extract and possess locatable minerals produced, the lessee shall pay a royalty on all minerals produced from this lease during each year. The production royalty is three percent (3%) of net income as determined under AS 38.05.212, AS 43.65, and regulations adopted under these statutes.

  7.  ABANDONMENT.
    Failure to submit timely a signed statement of annual labor, annual rental payment, or production royalty payment constitutes abandonment under AS
38.05.265 and automatically terminates the lease without prior notice. If an annual rental payment or production royalty payment is less than the amount due, the lessee will be granted 30 days after receipt of a notice from the state to submit the additional amount due. If the lessee does not correct the default within the time allowed in the notice, this lease automatically terminates without further notice, except that disputes regarding the amount of production royalty due the state will be resolved under 11 AAC 86.760 - 11 AAC 86.796.

  8.  RECORDS.
    (a) The lessee shall keep all records necessary to establish discovery, to support statements of annual labor, and for a period of six years, to support the calculation of production royalty. Upon request, copies of those records must be submitted to the Division of Mining at the address shown in paragraph 24 of this lease.

    (b) If the lessee simultaneously requests in writing that the information submitted pursuant to paragraph 8(a) be maintained as confidential, the state will keep information submitted to the state under this paragraph confidential in accordance with AS 38.05.035(a)(9).

  9.  PAYMENTS.

  All payments to the state under this lease must be made payable to the Alaska Department of Revenue in the manner directed by the state and, unless otherwise specified upon 60 days' notice to the lessee, must be mailed to the address specified below.

                                DEPARTMENT OF NATURAL RESOURCES
                                ATTENTION:  FINANCIAL SERVICES
                                P.O. BOX 7036
                                ANCHORAGE, ALASKA  99510-7036


  10.  GENERAL PERMITTING REQUIREMENTS.

  Before any particular activity requiring federal, state, or municipal permits or authorizations occurs under this lease, all required federal, state, and municipal permits and other authorizations for that particular activity must be issued.

  11.  PLAN OF OPERATIONS.

    (a) A plan of operations, as provided under regulations 11 AAC 86.800 -
11 AAC 86.815, must be submitted to and approved by the state before activities requiring a plan of operations may occur under this lease.

    (b) As part of the plan of operations, an approved reclamation plan as required under AS 27.19 and its implementing regulations must also be submitted to an approved by the state before activities requiring a plan of operations may occur under this lease.

    (c) All of the lessee's activities on the leased area must be in conformance with the approved plan of operations insofar as a plan of operations is required.

  12.  TITLE OF THE STATE; ACCESS.

    The state makes no representations or warranties, express or implied, as to title to, access to, or quiet enjoyment of the leased area. The state is not liable to the lessee for any deficiency in title to or difficulty in securing access to the leased area. The lessee or any successor in interest to the lessee is not entitled to any refund of prior rentals paid under this lease due to deficiency in title and is not entitled to a refund of rentals paid under this lease due to difficulty in securing access. However, the Department of Natural Resources will attempt to provide legal access in accordance with state statutes and regulations across land it manages for purposes reasonably related to the activities of the lessee under this lease where such access is reasonably available and feasible along previously used routes or other routes approved by the state.

  13.  CONVEYANCE BY STATE.

    (a) The state may convey all or a portion of its ownership of the leased area at any time to any entity allowed by law. Notice of such conveyance shall be given by certified mail to FGMI no later than thirty (30) days prior to such conveyance. If all or a portion of the state's ownership of the leased area is conveyed or transferred to the future Mental Health Trust Authority to be created pursuant to 1991 SLA ch. 66 (not yet effective), or to any other entity, the conveyance shall identify this lease as an encumbrance to the interest conveyed and said conveyance thus shall be subject to this lease.

    (b) Neither parties' rights, obligations, or responsibilities under this lease shall be increased or decreased by virtue of any conveyance unless mutually agreed otherwise by the parties. Upon any conveyance of the leased area by the state the provisions of AS 38.05 and 11 AAC that are in effect on the date of such conveyance and which govern this lease and the conduct of operations hereunder shall be deemed to be incorporated into this lease as if fully set forth herein.

  14.  CONDUCT OF OPERATIONS.

    (a) The lessee shall perform all operations under this lease in a lawful, prudent, and skillful manner under the plan of operations and other required permits. The lessee shall carry out at the lessee's expense all lawful orders and requirements relative to the lessee's occupation and use of the leased area. If the lessee fails to carry out these orders and requirements, the state has the right to enter the leased area to repair damage or prevent waste at the lessee's expense and may take such other actions and pursue such other remedies as may be available to it under applicable law.

    (b) The lessee shall apply for a production license in accordance with AS
38.05.207 before beginning to produce minerals for sale in commercial quantities.

  15.  BINDING EFFECT.

    This lease and all of its provisions and any attached stipulations extend to and are binding on the heirs, executors, administrators, successors, and assigns of the state and the lessee.

  16.  INSPECTION.

    The lessee shall keep available for inspection (by any authorized representative of the state at any reasonable time and with prior reasonable notice) the leased area, all improvements, fixtures, and equipment on the leased area, and all reports and records required by law and by paragraph 8, except for such documents which are protected under any law, regulation, rule, or court order. The lessee shall permit the state to copy and make extracts from any such reports and records. All documents entitled to confidentiality pursuant to paragraph 8(b) shall be kept confidential by the state in accordance with state law.

  17.  ASSIGNMENT.

    The lessee may assign, sublease, or transfer this lease, or any interest in or rights under this lease, only upon approval of the state as provided by 11 AAC 82.605.

  18.  SURRENDER.

    The lessee may at any time surrender all or part of the leased area under 11 AAC 82.635.

  19.  DEFAULT AND TERMINATION.

    (a) The failure of the lessee to timely perform its obligations under this lease, or the failure of the lessee otherwise to abide by all provisions of this lease, is a default in the lessee's obligations under this lease. Whenever the lessee fails to comply with any of the provisions of this lease (other than a provision that, by its terms, provides for automatic termination), and fails to cure the default or to begin and diligently continue to cure the default within 30 days after receipt of written notice of the default and an opportunity to be heard, the state may order suspension of operations on the leased area until compliance is achieved, and may terminate this lease after additional written notice and an opportunity to be heard.

    (b) After termination of this lease for any reason, the state may, if not adequately covered by a bond issued pursuant to paragraph 22, take possession, subject to any valid existing security interests of record on the date of termination of this lease, of the property, improvements, and equipment of the lessee on the leased area as security for the payment of rent due, or payment against any loss or damage sustained by reason of the default of the lessee.

  20.  RIGHTS AND OBLIGATIONS UPON TERMINATION.

    (a) Unless the state has invoked its rights under paragraph 19(b) of this lease or has otherwise directed, under the terms of this lease, within one year after the termination of this lease or the completion of reclamation, whichever is later, as to all or any portion of the leased area, the lessee shall remove from the leased area or portion of the leased area all machinery, equipment, structures, tools, and materials owned or placed on the leased area by the lessee. Upon the expiration of that period and at the option of the state, any structures, machinery, equipment, tools, or materials that the lessee has not removed from the leased area or portion of the leased area may be declared abandoned and become the property of the state and may be removed by the state at the lessee's expense.

    (b) Subject to the conditions set out in this paragraph, the lessee shall deliver up the leased area or portion of the leased area in accordance with the approved plan of operations and reclamation plan.

  21.  DAMAGES AND INDEMNIFICATION.

    (a) The lessee agrees to comply with AS 38.05.130 before exercising any rights reserved by the state pursuant to AS 38.05.125 prior to the date(s) of location of the mining locations subject to this lease. The lessee agrees to pay for any damages that may become payable under AS 38.05.130 by reason of the lessee's exercise of these rights and to indemnify the state and hold it harmless from and against any claims, demands, liabilities, and expenses arising from or in connection with such damages.

    (b) The lessee assumes all responsibility, risk, and liability for all activities conducted by the lessee on or in the leased area, including construction, reclamation, and environmental and hazardous substance risks and liabilities, whether accruing during or after the term of this lease. The lessee shall defend, indemnify, and hold harmless the state and its employees from and against any and all suits, claims, actions, losses, costs, penalties, and damages of whatever kind or nature, including all attorney's fees and litigation costs, arising out of, in connection with, or incident to any act or omission by or on behalf of the lessee on the leased area, including acts or omissions of independent contractors, unless the sole proximate cause of the injury or damage is the negligence or willful misconduct of the state or anyone acting on the state's behalf. Within 15 days the lessee shall accept any such cause or action or proceeding upon tender by the state. This indemnification shall survive the termination of this lease.

    (c) The lessee shall require that all indemnities obtained from all contractors and subcontractors of the lessee be extended to include the state as an additional named indemnitee. The lessee shall further require that the state be named as an additional insured on all insurance policies taken out and maintained by all contractors and subcontractors under their contracts with the lessee or that an appropriate waiver or subrogation in favor of the state be obtained with respect to all such insurance policies to effect the same purpose.

  22.  BOND.

  The state may require a bond as provided in AS 27.19.040 and its implementing regulations, and 11 AAC 86.805.


  23.  AUTHORIZED REPRESENTATIVES.

    The Director of the Division of Mining, Department of Natural Resources, State of Alaska, and the person executing this lease on behalf of the lessee will be the initial authorized representatives of their respective principals for the purposes of administering this lease. The state or the lessee may change the authorized representative or the address to which notices to that representative are to be sent by giving a notice pursuant to paragraph 24. When operations under a plan of operations are underway, the lessee shall also designate, in a notice given pursuant to paragraph 24, by name, job title, and address, an agent who will be present in the state during all operations under such plan.

  24.  NOTICE.

  (a) All notices required or permitted under this lease shall be in writing and shall be given

    (1)  by personal delivery to the respective addressee;

    (2) by electronic communication, with the original paper document sent immediately by registered or certified mail, return receipt requested, or

    (3)  by registered or certified mail, return receipt requested.

All such notices shall be sent to the following respective addresses:

    The State:
    ---------

    Director
    Alaska Division of Mining
    Department of Natural Resources
    P.O. Box 107016
    Anchorage, AK  99510-7016

          or:

    3601 C Street, Suite 880
    Anchorage, Alaska

          or:

    Facsimile:  907-563-1853
    (Telephone: 907-762-2165)

    The lessee:
    ----------

    Fairbanks Gold Mining, Inc. and
    Melba Creek Mining, Inc.
    P.O. Box 73726
    Fairbanks, Alaska 99707-3726

          or:

    701 Bidwill Street
    Fairbanks, Alaska

          or:

    Facsimile:  907-451-4305
    (Telephone: 907-452-4653)


    b.  Any notice shall be effective and deemed delivered
      (1) if by personal delivery, on the date of delivery if delivered during normal business hours or on the next business day following delivery if not delivered during normal business hours;

       (2) if by electronic communication, on the day of receipt at the office of the addressee if received during normal business hours or on the next business day following receipt if not received during normal business hours; and

       (3) if solely by mail, on the day of actual receipt at the address of the recipient if delivered by the postal service during normal business hours or on the next business day following receipt if not delivered during normal business hours.

  25.  STATUTES AND REGULATIONS.

    This lease is subject to all applicable federal and state law, including statutes and regulations in effect on the effective date of this lease, and, to the extent constitutionally permissible, new statutes and regulations or changes to existing statutes and regulations enacted or promulgated after the effective date of this lease. In case of conflicting provisions, statutes and regulations take precedence over this lease.


  26.  INTERPRETATION.

    This lease is to be interpreted in accordance with the rules applicable to the interpretation of contracts made in the state. The paragraph headings are not part of this lease and are inserted only for convenience. The state and the lessee expressly agree that the laws of the State of Alaska will apply in any judicial proceeding affecting this lease.


  27.  INTEREST IN REAL PROPERTY.

    It is the intention of the parties that the rights granted to the lessee by this lease constitute an interest in real property in the leased area.


  28.  WAIVER OF CONDITIONS.

    The state reserves the right to waive any breach of a provision of this lease, but any such waiver extends only to the particular breach so waived and does not limit the rights of the state with respect to any future breach; nor will the waiver of a particular breach prevent termination of this lease for any other cause or for the same cause occurring at another time. Any amendment or modification to this lease to be effective must by in writing signed by the state and the lessee. The state or the lessee shall not be deemed to have waived any right to notice under paragraph 24 unless such waiver is in writing and specifically waives such notice.

  29.  SEVERABILITY.

      If it is finally determined in any judicial proceeding that any provision of this lease is invalid, the invalid portion will be treated as severed from this lease and the remainder of this lease will remain in effect.

  30.  DEFINITIONS.

      All words and phases used in this lease are to be interpreted consistently with AS 01.10.040

  31.  EFFECTIVE DATE.

      This lease takes effect Feb. 15, 1994.
                              -------    --

      BY SIGNING THIS LEASE, the state as lessor and the lessee agree to be bound by its provisions.

STATE OF ALASKA

By:  /s/ Richard A. LeFebvre      Date: Feb. 15, 1994
   ----------------------------        --------------
Title:       Project Manager
      -------------------------------
      For Director Division of Mining

LESSEE

Fairbanks Gold Mining, Inc.
a Delaware corporation

By:  /s/ Kenneth R. Pohle
   ---------------------------
Title:      President             Date: Feb. 15, 1994
      ------------------------          -------------

Melba Creek Mining, Inc.
By:  /s/ Kenneth R. Pohle
   ---------------------------
Title:    Vice President          Date: Feb. 15, 1994
      ------------------------          -------------

                              ACKNOWLEDGEMENTS



STATE OF ALASKA                )
                               ) ss.
Fourth Judicial District       )

      The foregoing instrument was acknowledged before me this 15th day of
                                                               ----
February, 1994, by Richard A. LeFebvre in his capacity for the Director,
- - --------           -------------------
Division of Mining, Department of Natural Resources, State of Alaska.


                                           /s/ Christopher C. Milles
                                         -------------------------------
            [Seal]                       Notary public in and for Alaska
                                         My commission expires: 1-31-95
                                                               --------




STATE OF ALASKA                )
                               ) ss.
Fourth Judicial District       )

          The foregoing instrument was acknowledged before me this 15th day of
                                                                   ----
February, 1994, by Kenneth R. Pohle, the President of Fairbanks Gold Mining,
- - --------           ----------------      ---------
Inc., a Delaware corporation, on behalf of the corporation.


                                           /s/ Christopher C. Milles
                                         -------------------------------
            [Seal]                       Notary public in and for Alaska
                                         My commission expires: 1-31-95
                                                               --------





STATE OF ALASKA                )
                               ) ss.
Fourth Judicial District       )

          The foregoing instrument was acknowledged before me this 15th day of
                                                                   ----
February, 1994, by Kenneth R. Pohle, the Vice-President of Melba Creek Mining,
- - --------           ----------------      --------------
Inc., a Delaware corporation, on behalf of the corporation.





                                           /s/ Christopher C. Milles
                                         -------------------------------
            [Seal]                       Notary public in and for Alaska
                                         My commission expires: 1-31-95
                                                               --------